Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the AXA Premier VIP Trust of our report dated February 17, 2017, relating to the financial statements and financial highlights, which appears in the AXA Premier VIP Trust’s Annual Report on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, NY

April 28, 2017